SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 2, 2007

WELWIND ENERGY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

(former name or former address, if changed since last report)

Delaware	000-26673	98-0207081
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
10-20172 113B Avenue Maple Ridge, British Columbia Canada V2X 0Y9
(Address of principal executive offices)
(604) 460-8487
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Welwind Energy International Corp.
From 8-K
Current Report

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At a Board of Directors meeting held on February 1, 2007, Mr. Chong-Jian Zhao and Mr. Feng Junyi were appointed as Directors of the Company.

About Mr. Feng: For 10 years Mr. Feng was a finance officer for the GuangZhao Port Authority before he became a Director for the Economic Development Department of Guangdong Provincial Government. His focus in the wind energy sector will assist Welwind in its future development projects.

About Mr. Chong-Jian Zhao: Mr. Zhao was employed for 15 years as a Logistics and Economic Development Director for Yanjaing Bureau of Import Export before co-founding Welwind Energy International in Calgary, Alberta. He currently acts as Managing Director for Welwind, China.

ITEM 7.01. Regulation FD Disclosures.

On February 2, 2007, the Registrant issued the press release titled Welwind Energy International Appoints new members to the Board of Directors included herein as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits

(c) Exhibits.

99.1 Press Release titled Welwind Energy International Appoints new members to the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Well	Welwind Energy International Corp.

	By:	/s/ Tammy-Lynn McNabb
Name: Tammy Lynn McNabb
Title: CEO and President

Dated: February 8, 2007